UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

July 21, 2026
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	27 Waterview Drive,		Shelton,	Connecticut	06484
Telephone Number:	(203)	922-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Appointment of Director
On July 21, 2026, Pitney Bowes Inc. (the “Company”) appointed La Vonda Williams to its Board of Directors (“the Board”). Ms. Williams has been named to the Audit Committee, the Governance Committee and the Strategic Review Committee and will participate in the Company’s standard non-management director compensation arrangements as currently in effect, pursuant to which she will be eligible to receive:
•an annual cash retainer of $200,000;
•an additional annual cash retainer of $20,000 for service on the Audit Committee and $12,000 for service on the Governance Committee;
•an annual equity grant in the form of restricted stock units, the number of which will be calculated by dividing $100,000 ($81,095 as prorated to reflect Ms. Williams’ mid-year start date) by the fair market value of a share of the Company’s common stock, $1 par value (a “Share”), as of the award date, which will fully vest one year later; and
•for service on the Strategic Review Committee that was formed in connection with the Company’s previously announced strategic review process, an additional equity grant in the form of restricted stock units, the number of which will be calculated by dividing $278,000 ($225,446 as prorated to reflect Ms. Williams’ mid-year start date) by the fair market value of a Share as of the award date, which will fully vest one year later.
Ms. Williams will also be eligible to participate in the Directors’ Deferred Incentive Savings Plan and be reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings, as described in the Company’s proxy statement.
Ms. Williams is the former Chief Financial Officer of Onegevity Health, a health intelligence company with a precision health and wellness platform, where she served from 2019 until its acquisition by Thorne HealthTech, Inc. in 2021. Prior to joining Onegevity, she served as Vice President of Equity Derivatives Operations at Goldman Sachs from 2014 to 2019. Before that, she served as Chief Operating Officer of Solaire Generation, Inc., a solar energy equipment company. Ms. Williams has nearly 20 years of leadership experience across finance and operations, including executive leadership roles at early-stage companies and operations, sales and underwriting positions at leading investment banks. She previously served as an Independent Director of Altra Industrial Motion Corporation (NASDAQ: AIMC) from 2021 to 2023, where she was a member of the Audit Committee. Ms. Williams earned an M.B.A. from Stanford University and a B.S. in Mechanical Engineering from Harvard University.
There are no arrangements or understandings between Ms. Williams and any other persons pursuant to which Ms. Williams was appointed to the Board. Ms. Williams is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01 REGULATION FD DISCLOSURE
On July 27, 2026, the Company issued a press release announcing Ms. William’s appointment. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release of Pitney Bowes Inc. dated July 27, 2026.
104	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lauren Freeman-Bosworth
Name: Lauren Freeman-Bosworth
Date: July 27, 2026	Title: Executive Vice President, General Counsel and Corporate Secretary